UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6
5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

    (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2010, Cott Corporation (the “Company”) entered into a Supply Agreement (the “2011 Agreement”) with Crown Cork & Seal USA, Inc. (“Crown”), pursuant to which Crown will continue to be the global supplier of aluminum cans and ends to the Company. Crown currently supplies aluminum cans and ends to the Company pursuant to a Supply Agreement dated November 13, 2003 and effective January 1, 2002, as amended (the “2002 Agreement”). A copy of the 2002 Agreement was filed on August 5, 2004 as Exhibit 10.14 to the Company’s Amended Quarterly Report on Form 10-Q. The 2011 Agreement serves to replace the 2002 Agreement, which is being terminated on December 31, 2010. The scope of supply and products being supplied by Crown pursuant to the 2011 Agreement are similar to the scope and products previously supplied by Crown pursuant to the 2002 Agreement. The 2011 Agreement is effective January 1, 2011 and is a multi-year agreement. It provides for pricing mechanisms and delivery requirements and covers production standards and other terms the Company believes to be customary for agreements of this type in the industry.

Item 1.02 Termination of a Material Definitive Agreement

The description of the 2002 Agreement in Item 1.01 is incorporated herein by reference. In connection with the commencement of the 2011 Agreement, the 2002 Agreement will terminate effective as of December 31, 2010 pursuant to the terms of a Termination of Supply Agreement and Release between the Company and Crown executed December 21, 2010. The Company is not required to pay an early termination penalty in connection with the termination of the 2002 Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

December 22, 2010

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary